UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street Suite 1400
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 440-6100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement With RBL Lenders

On March 16, 2017, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order approving the entry of Bonanza Creek Energy, Inc. (“Bonanza”) and its subsidiaries (together with Bonanza, collectively, the “Debtors”) into that certain Restructuring Support and Lock-Up Agreement (the “RBL RSA”), dated as of February 16, 2017, with those certain lenders (the “RBL Lenders” and, together with the Debtors, the “RBL RSA Parties”) under that certain Credit Agreement, dated as of March 29, 2011, as amended, restated, supplemented or otherwise modified from time to time, by and among Bonanza, as borrower, KeyBank National Association, as administrative agent, and the RBL Lenders (the “RBL Credit Agreement”). Pursuant to the RBL RSA, the RBL RSA Parties agree to, among other things, support the restructuring (the “Restructuring”) of the Debtors contemplated by that certain Restructuring Support and Lock-Up Agreement (the “Noteholder RSA”), dated as of December 23, 2016, by and among the Debtors and (i) certain holders of Bonanza’s 5.75% Senior Notes due 2023 and 6.75% Senior Notes due 2021 and (ii) NGL Energy Partners, LP and NGL Crude Logistics, LLC.

The RBL RSA requires the RBL Lenders to, among other things, use commercially reasonable efforts to enter into an amended and restated revolving credit facility (the “Amended RBL”) and any ancillary documentation or agreements related thereto (together with the Amended RBL, the “New Loan Documents”) on the effective date of the Debtors’ joint prepackaged plan of reorganization attached to the Noteholder RSA (as may be amended, supplemented or otherwise modified from time to time, the “Plan”).

The RBL RSA contains certain covenants on the part of each of the RBL RSA Parties, including limitations on the Debtors’ ability to pursue transactions other than the Restructuring, commitments by the RBL Lenders to vote in favor of the Plan, and commitments by the RBL RSA Parties to use commercially reasonable efforts to execute the New Loan Documents. The RBL RSA also provides for customary conditions to the obligations of the parties and for termination by mutual agreement or upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and the termination of the Noteholder RSA.

A copy of the RBL RSA is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the RBL RSA is qualified in its entirety by the full text of such exhibit.

The information furnished pursuant to Item 1.01, including Exhibit 10.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in our most recent Annual Report on Form 10-K as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Item 9.01 Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Restructuring Support and Lock-Up Agreement, dated as of February 16, 2017, among the Debtors and the RBL Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: March 16, 2017	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description

10.1	Restructuring Support and Lock-Up Agreement, dated as of February 16, 2017, among the Debtors and the RBL Lenders.